UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 208-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.
Estimated Value Per Share
On January 26, 2022, the board of directors of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”) approved an updated estimated value per share of $9.51. The updated estimated value per share is based on the previous estimated value per share of $10.68, which was approved on December 2, 2021 less the special dividend of $1.17, which was approved on December 28, 2021.
Share Redemption Program
In accordance with the Company’s share redemption program, except for redemptions made upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the share redemption program), the price at which the Company will redeem shares is 95% of the Company’s most recent estimated value per share as of the applicable redemption date. Upon the death, “qualifying disability” or “determination of incompetence” of a stockholder, the redemption price will continue to be equal to the Company’s most recent estimated value per share.
Generally, the Company redeems all shares in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence” on the last business day of each month and redeems all other shares on the last business day of the quarter.
The redemption price based on the updated estimated value per share of $9.51 will be effective for the January 2022 redemption date, which is January 31, 2022. Excluding redemption requests made upon a stockholder’s death, “qualifying disability” or “determination of incompetence,” the redemption price is $9.03 per share. For a stockholder’s shares to be eligible for redemption in a given month or to withdraw a redemption request, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company at least five business days before the redemption date.
Dividend Reinvestment Plan
In accordance with its dividend reinvestment plan, at such time as the Company announces an updated estimated value per share, participants in the dividend reinvestment plan will acquire shares of common stock under the plan at a price equal to the updated estimated value per share of the Company’s common stock. The updated estimated value per share of the Company’s common stock is $9.51 and commencing on the next purchase date, which the Company expects to be during the first quarter of 2022, participants will acquire shares under the dividend reinvestment plan at $9.51 per share.
If a participant wishes to terminate participation in the dividend reinvestment plan effective as of the next purchase date, participants must notify the Company in writing of such decision, and the Company must receive the notice at least four business days prior to the last business day prior to the next purchase date.
Share Redemption Program Suspension
On January 26, 2022, the board of directors of the Company approved the temporary suspension of processing redemptions under the share redemption program. The temporary suspension will be in effect for January 2022 redemptions and will resume at the end of February 2022. The temporary suspension will allow stockholders an opportunity to review the updated estimated value per share. This will impact redemption requests made in connection with a stockholder’s death, disability or determination of incompetence, but has no impact on ordinary redemption requests, which are typically made only at quarter end.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: January 28, 2022	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary